BQT SUBSIDIARY, INC.

                          ADMINISTRATION AGREEMENT


         ADMINISTRATION AGREEMENT, made as of the day of , 2000 between BQT Subsidiary, Inc., a Maryland Corporation (the "Trust"), and Prudential Investments Fund Management LLC, a New York limited liability company (the "Administrator").
                            W I T N E S S E T H:
                            -------------------

         WHEREAS, the Trust is a diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Trust has retained an investment adviser for the purpose of investing its assets in securities and desires to retain the Administrator for certain administrative services, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth,

         NOW, THEREFORE, the parties hereto agree as follows:

         1. The Trust hereby appoints the Administrator to provide the service set forth below, subject to the overall supervision of the Board of Directors of the Trust for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations herein set forth, for the compensation herein provided.

         2. Subject to the supervision of the Board of Directors and officers of the Trust, the Administrator shall provide facilities for meetings of the Board of Directors and shareholders of the Trust and office facilities and personnel to assist the officers of the Trust in the performance of the following services:

                  (a) Oversee the determination and publication of the Trust's net asset value in accordance with the Trust's policy as adopted from time to time by the Board of Directors;

                  (b) Oversee the maintenance by State Street Bank and Trust Company of certain books and records of the Trust as required under Rule 3l a-1(b) (4) of the Investment Company Act of 1940;

                  (c) Prepare and file the Trust's federal, state and local income tax returns and any other required tax returns;

                  (d) Review the appropriateness of and arrange for payment of the Trust's expenses;

                  (e) Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

                  (f) Prepare for review by an officer of the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and Form N-2 and such other reports, forms or filings, as may be mutually agreed upon;

                  (g) Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise appropriately prepared by the Trust's investment adviser, custodian, counsel or auditors;

                  (h) Prepare such information and reports as may be required by any stock exchange or exchanges on which the Trust's shares are listed;

                  (i) Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deems appropriate;

                  (j) Make such reports and recommendations to the Board concerning the performance and fees of the Trust's custodian transfer and dividend disbursing agent as the Board may reasonably request or deems appropriate;

                  (k) Oversee and review calculations of fees paid to the Administrator, the investment adviser and the custodian;

                  (l) Consult with the Trust's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Trust;

                  (m) Review implementation of any stock purchase or dividend reinvestment programs authorized by the Board of Directors;

                  (n) Assist the investment adviser in facilitating bank or other borrowings by the Trust;

                  (o) Prepare such information and reports as may be required by any banks from which the Trust borrows funds;

                  (p) Provide such assistance to the investment adviser, the custodian and the Trust's counsel and auditors as generally may be required to properly carry on the business and operations of the Trust; and

                  (q) Respond to or refer to the Trust's officers or transfer agent, shareholder inquiries relating to the Trust.

         All services are to be furnished through the medium of any directors, officers or employees of the Administrator as the Administrator deems appropriate in order to fulfill its obligations hereunder.

         Each party shall bear all its own expenses incurred in connection with this Agreement.

         3. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, and specially assumes no responsibilities for investment advice or the investment or reinvestment of the Trust's assets.

         4. The Administrator shall not be liable to the Trust for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement, and the Trust shall indemnify the Administrator and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Administrator in or by reason of any pending, threatened or contemplated action, suit, investigation or other proceeding (including an action or suit by or in the right of the trust or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement; provided, however, that nothing contained herein shall protect or be deemed to protect the Administrator against or entitle or be deemed to entitle the Administrator to indemnification in respect of any liability to the Trust or its security holders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of its reckless disregard of its duties and obligations under this Agreement.

         5. This Agreement shall become effective as of the date on which the Trust's Registration Statement on Form N-2 shall be declared effective by the SEC and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time upon not less than 60 days' prior written notice to the other party hereto.

         6. The services of the Administrator to the Trust hereunder are not exclusive and nothing in this Agreement shall limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. The Administrator shall be deemed to be an independent contractor, unless otherwise expressly provided or authorized by this Agreement.

         7. During the term of this Agreement, the Trust agrees to furnish the Administrator at the principal office of the Administrator prior to use thereof all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Trust or the public that refer in any way to the Administrator. If the Administrator reasonably objects in writing to such references within five business days (or such other time as may be mutually agreed) after receipt thereof, the Trust will modify such references in a manner reasonably satisfactory to the Administrator. In the event of termination of this Agreement, the Trust will continue to furnish to the Administrator copies of any of the above-mentioned materials that refer in any way to the Administrator. The Trust shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Trust as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         8. This Agreement may be amended by mutual written consent.

         9. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Administrator Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 Attention: Chairman or
(2) to the Trust at 345 Park Avenue, New York, New York, Attention:
President.

         10. This Agreement sets forth the entire agreement and understanding of the parties hereto solely with respect to the matters covered hereby and the relationship between the Trust and Prudential Investments Fund Management LLC as Administrator. Nothing in this Agreement shall govern, restrict or limit in any respect any other business dealings between the parties hereto unless otherwise expressly provided herein.

         11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof and in accordance with the Investment Company Act. In the case of any conflict the Investment Act shall control.




         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                 BQT SUBSIDIARY, INC.



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                                                 By:


                                                 PRUDENTIAL INVESTMENTS
                                                 FUND MANAGEMENT LLC



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                                                 By: